FINAL
Board Approved 12/1/11
(Technical Amendments
Adopted 3/19/12; Additional Amendments Adopted 5/18/12)

Federal Home Loan Bank of Indianapolis
Incentive Plan

(Effective as of January 1, 2012)
(As Amended March 19, 2012)
(As Further Amended May 18, 2012)

ADOPTION OF
FEDERAL HOME LOAN BANK OF INDIANAPOLIS
INCENTIVE PLAN
Pursuant to resolutions adopted by the Board of Directors of the Federal Home Loan Bank of Indianapolis (the “Bank”), the undersigned officers of the Bank hereby execute the Federal Home Loan Bank of Indianapolis Incentive Plan, effective as of January 1, 2012, on behalf of the Bank, in the form attached hereto.
Dated this ~~19~~18th day of ~~March~~May, 2012.
FEDERAL HOME LOAN BANK OF INDIANAPOLIS
By: /s/PAUL CLABUESCH
Paul Clabuesch, Chairman
By: /s/JEFFREY A. POXON
Jeffrey A. Poxon, Vice Chairman
ATTEST:
By: /s/KANIA D.WARBINGTON
Kania D. Warbington, Corporate Secretary

FEDERAL HOME LOAN BANK OF INDIANAPOLIS
INCENTIVE PLAN

ARTICLE I
INTRODUCTION
Section 1.1    Purpose. The purpose of the Federal Home Loan Bank of Indianapolis Incentive Plan (the “Plan”) is to attract, retain and motivate employees of the Federal Home Loan Bank of Indianapolis (the “Bank”) and to focus their efforts on continued improvement in the profitability of the Bank while maintaining the Bank's safety and soundness. The Plan is a cash-based incentive plan that provides award opportunities based on achievement of performance goals.

Section 1.2    Effective Date. The “Effective Date” of the Plan is January 1, 2012.

Section 1.3    Administration. The Plan will be administered by an administrative committee (the “Committee”) appointed by the Bank's Board of Directors (the “Board”), which initially will be the Human Resources Committee of the Board. Notwithstanding the foregoing, the term Committee shall also refer to the Executive Governance Committee of the Board who will administer the Plan with respect to the Bank's Chief Executive Officer. The Committee, from time to time, may adopt any rules and procedures it deems necessary or desirable for the proper and efficient administration of the Plan that are consistent with the terms of the Plan. Any notice or document required to be given or filed with the Committee will be properly given or filed if delivered to or mailed by registered mail, postage paid, to the General Counsel, Federal Home Loan Bank of Indianapolis, 8250 Woodfield Crossing Blvd., Suite 400, Indianapolis, Indiana 46240.

Section 1.4    Supplements. The provisions of the Plan may be modified by supplements to the Plan with Board approval. The terms and provisions of each supplement are a part of the Plan and supersede any other provisions of the Plan to the extent necessary to update or eliminate any inconsistencies between the supplement and any other Plan provisions. Any substantive supplement to the Plan shall be submitted to the FHFA for review prior to implementation.

Section 1.5    Definitions. The following terms are defined in the Plan in the following Sections:

Term	Plan Sections
2009 LTIP	3.6(d)(v)
2010 LTIP	3.6(d)(v)
2011 LTIP	3.6(d)(v)
Annual Award	3.3(a), 3.4(a)
Award	3.1
Bank	1.1
Board	1.3
Cause	3.6(d)(i)
Committee	1.3
Compensation	3.1
Deferral Performance Period	3.1(a)
Deferred Award	3.3(b)
Disability	3.6(d)(ii)
Discretionary Award	3.1(d)
Effective Date	1.2

Extraordinary Occurrences	3.1(e)
FHFA	3.6(d)(i)
Final Award	3.1(e)
Fully Meets Expectations	3.3(a)(ii)
Gap Year Award	3.5(a)
Gap Year Performance Period	3.5(b)
Good Reason	3.6(d)(iii)
Level I Participant	3.1(c)
Level II Participant	3.1(c)
Maximum	3.2(b)(iii)
Non-Solicitation Agreement	2.1
Participant	2.1
Performance Goals	3.2
Performance Period	3.1(a)
Plan	1.1
Position	3.6(d)(iii)(A)
Reduction in Force	3.6(d)(iv)
Reorganization	3.7(b)
Retirement	3.6(d)(v)
Satisfactory	3.3(a)(ii)
Termination of Service	3.6(d)(vi)
Target	3.2(b)(ii)
Threshold	3.2(b)(i)

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.1    Eligibility. Any employee of the Bank, hired before October 1st of the calendar year, will become a “Participant” in the Plan for that calendar year, provided the employee is not classified as a “temporary,” an “intern,” “contract” or “temporary agency” employee, and does not participate in the Federal Home Loan Bank of Indianapolis Internal Audit Incentive Plan. Level I Participants, as defined in subsection 3.1(c), must have an executed agreement on file with the Bank containing non-solicitation and non-disclosure provisions in a form similar to the form provided in Appendix V to the Plan (“Non-Solicitation Agreement”).

Section 2.2    Participation. A designated employee or otherwise eligible employee will become a Participant as of the later of the Effective Date, the employee's date of hire, or the date on or after the Effective Date the employee satisfies the automatic eligibility provisions described in Section 2.1. Any Participant may be removed as an active Participant by the Board effective as of any date.

ARTICLE III

AWARDS AND EXTRAORDINARY OCCURRENCE ADDITIONA/REDUCTIONS

Section 3.1    Awards. At the beginning of each Performance Period, the Board will make an “Award” to eligible Participants. As described in this Article, Awards may be Annual Awards (as defined in subsection 3.3(a)), Deferred Awards (as defined in subsection 3.3(b)), Gap Year Awards (as defined in subsection 3.5(a)) or Discretionary Awards (as defined in subsection 3.1(d)). Each Award will be equal to a percentage of the Participant's annual Compensation, as described in the applicable Appendices for Level I Participants and Level II Participants. “Compensation” means the Participant's annual earned base salary or wages for hours worked, including overtime and hours paid under the Bank's paid-time-off policies, as applicable, but in any case excluding any bonus, incentive compensation, or long-term disability insurance payments paid for the current or a prior year. In the event a Participant receives a raise during a calendar year, the Participant's Compensation for the year will reflect the actual wages paid to the Participant for the year.

(a)
Performance Periods. A “Performance Period” is the one-calendar year period over which an Annual Award can be earned and vested pursuant to subsections 3.3(a) and 3.4(a). A “Deferral Performance Period” is the three-calendar year period over which a Deferred Award can be earned and vested pursuant to subsection 3.3(b). A Deferral Performance Period begins on the January 1st immediately following the applicable Performance Period.

(b)
Award Notification. Participants will be notified of an Annual Award, a Deferred Award or Discretionary Award by the Bank by posting the Performance Goals and other necessary terms and conditions applicable to the Annual Award, Deferred Award or Discretionary Award on SharePoint on the Bank's intranet.

(c)
Award Levels. Participants will receive varying Awards for each Performance Period based on their position with the Bank. A “Level I Participant” is the Bank's President and Chief Executive Officer, Executive Vice President or Senior Vice President of the Bank or any other individual designated as a Level I Participant by the Board. A “Level II Participant” is any participating employee who is not a Level I Participant.

(d)
Discretionary Award. The President may recommend to the Board that an additional discretionary Award (the “Discretionary Award”) be made to a Level II Participant to address external market considerations, recruiting needs, special projects and extraordinary individual or team efforts. The aggregate pool of funds available for Discretionary Awards to Level II Participants will not exceed 20 percent of the annual aggregate Awards for still eligible Level I Participants.

(e)
Final Award and Extraordinary Occurrences. The “Final Award” is the amount of an earned and vested Annual Award, Deferred Award, Gap Year Award or Discretionary Award, as adjusted based upon the level at which the Performance Goals have been achieved, that is ultimately paid to a Participant under the Plan. The amount of a Final Award may be increased or decreased at the Board's discretion to account for performance that is not captured in the Performance Goals. The Board, in its discretion, may also consider Extraordinary Occurrences when assessing performance results and determining Final Awards. “Extraordinary Occurrences” mean those events that, in the opinion and discretion of the Board, are outside the significant influence of the Participant or the Bank and are likely to have a significant unanticipated effect, whether positive or negative, on the Bank's operating and/or financial results. Examples of Extraordinary Occurrences include, but are not limited to, change in law, regulation, or regulatory policy, or systemic macroeconomic events outside of management's control.

(f)
Transition Goals for Replaced Long-Term Incentive Programs. Upon adoption of this Plan, the “Performance Goals” required by the 2010 LTIP and 2011 LTIP for calendar years 2012 and 2013 shall be as set forth in Appendix III.

Section 3.2    Performance Goals. “Performance Goals” are the performance factors established by the Board for each Performance Period, Deferral Performance Period and Gap Year Performance Period, as set forth in the applicable Appendices to the Plan, which are taken into consideration in determining the value of an Annual Award, Deferred Award or Gap Year Award. The Board may, for any reason or for an Extraordinary Occurrence, adjust the Performance Goals for a Performance Period, Deferral Performance Period or Gap Year Performance Period to ensure the purposes of the Plan are served. Any such adjustment to Performance Goals shall be submitted to the FHFA for review prior to implementation.

(a)
Establishment of Performance Goals. Performance Goals for Performance Periods, Deferral Performance Periods or the Gap Year Performance Period commencing on and after January 1, 2012, will be communicated to Participants via SharePoint on the Bank's intranet after they have been established by the Board.

(b)	Achievement Level. Three achievement levels will be defined for each Performance Goal in determining how much of an Award is earned.

i.	Threshold. The “Threshold” achievement level is the minimum achievement level accepted for a Performance Goal.

ii.	Target. The “Target” achievement level is the planned achievement level for a Performance Goal.

iii.	Maximum. The “Maximum” achievement level is achievement that substantially exceeds the Target achievement level.

(c)	Interpolation. Achievement levels that discreetly fall in between Threshold-, Target-, and Maximum, will be interpolated, unless otherwise described in a Performance Goal.

(d)	Considerations in Establishing Performance Goals. In determining appropriate Performance Goals and the relative weight accorded each Performance Goal, the Committee must:

i.	Balance risk and financial results in a manner that does not encourage Participants to expose the Bank to imprudent risks;

ii.
Make such determination in a manner designed to ensure that Participants' overall compensation is balanced and not excessive in amount and that the Annual Awards, Deferred Awards and Gap Year Awards are consistent with the Bank's policies and procedures regarding such compensation arrangements; and

iii.
Monitor the success of the Performance Goals and weighting established in prior years, alone and in combination with other incentive compensation awarded to the same Participants, and make appropriate adjustments in future calendar years as needed so that payments appropriately incentivize Participants and appropriately reflect risk.

Section 3.3    Earning and Vesting of Awards for Level I Participants.

(a)
Earning and Vesting of Annual Awards. Fifty percent of an Award to a Level I Participant will become earned and vested on the last day of the Performance Period, provided the following requirements are met (an “Annual Award”):

i.	The applicable Performance Goals for the Performance Period are satisfied;

ii.	The Participant received a performance rating for the Performance Period of at least “Fully Meets Expectations” or “Satisfactory;” and

iii.	The Participant is actively employed on the last day of the Performance Period, unless otherwise provided in subsection 3.6(a) or 3.6(c) or Section 3.7.

(b)
Earning and Vesting of Deferred Awards. The remaining 50 percent of an Award to a Level I Participant will become earned and vested on the last day of the Deferral Performance Period, provided the following requirements are met (a “Deferred Award”):

i.	The applicable Performance Goals for the Deferral Performance Period are satisfied;

ii.	The Participant received an average performance rating for the Deferral Performance Period of at least Fully Meets Expectations or Satisfactory; and

iii.	The Participant is actively employed on the last day of the Deferral Performance Period, unless otherwise provided in subsection 3.6(a) or 3.6(c) or Section 3.7.

(c)	Calculation of Awards. The value of Awards to Level I Participants will be calculated in accordance with the applicable Appendix to the Plan.

Section 3.4    Earning and Vesting of Awards for Level II Participants.

(a)
Earning and Vesting of Awards. An Award to a Level II Participant will become earned and vested on the last day of the Performance Period provided the following requirements are met (also an “Annual Award”):

i.	The applicable Performance Goals for the Performance Period are satisfied;

ii.	The Participant received a performance rating for the Performance Period of at least Fully Meets Expectations or Satisfactory; and

iii.	The Participant is actively employed on the last day of the Performance Period, unless otherwise provided in subsection 3.6(a) or 3.6(c).

(b)	Calculation of Awards. The value of Awards to Level II Participants will be calculated in accordance with the applicable Appendix to the Plan.

Section 3.5    Special Gap Year Awards for Level I Participants.

(a)
Background. The Board has determined it is appropriate to make a special Award to Level I Participants solely for calendar year 2012 (a “Gap Year Award”) to address a gap in payment of incentive compensation during calendar year 2015 which arises as a result of the planned discontinuation of the 2011 LTIP and the implementation of this Plan.

(b)
Earning and Vesting of Awards. Notwithstanding Sections 3.3 and 3.4, a Gap Year Award will become earned and vested over a three-year period beginning on January 1, 2012 and ending on December 31, 2014 (the “Gap Year Performance Period”) to the extent:

i.	The Performance Goals for the Gap Year Performance Period, as set forth in the applicable Appendix to the Plan, are satisfied;

ii.	The Level I Participant received a performance rating for the Gap Year Performance Period of at least Fully Meets Expectations or Satisfactory; and

iii.	The Level I Participant is actively employed on the last day of the Gap Year Performance Period, unless otherwise provided in subsection 3.6(a) or 3.6(c) or Section 3.7.

(c)	Calculation of Awards. The value of Gap Year Awards will be calculated in accordance with the applicable Appendix to the Plan.

Section 3.6    Effect of Termination of Service and Amendment of Prior Long-Term Plans.

(a)
In General.  If a Level I Participant incurs a Termination of Service for any reason other than a reason set forth in subsection 3.6(b), 3.6(c), or Section 3.7, the Level I Participant's Award will be forfeited, effective as of the date of such Termination of Service.

If a Level II Participant incurs a Termination of Service for any reason other than a reason set forth in subsection 3.6(b) or 3.6(c), the Level II Participant's Award will be forfeited effective as of the date of such Termination of Service.

(b)	Termination Due to Death or Disability.

i.
Notwithstanding the provisions of Sections 3.3 and 3.5 and subsection 3.6(a), if a Level I Participant incurs a Termination of Service due to death or Disability during a Deferral Performance Period or the Gap Year Performance Period, then the Participant's Deferred Awards or Gap Year Award for all complete years of the three-year Deferral Performance Period or Gap Year Performance Period will be treated as earned and vested based on the assumption the Bank would have achieved the applicable Performance Goals at the Target achievement level for the Deferral Performance Period and/or Gap Year Performance Period.

ii.
Notwithstanding the provisions of Sections 3.3 and 3.5 and subsection 3.6(a), if a Level I Participant incurs a Termination of Service during a Performance Period due to death or Disability, any Annual Award which has not been earned and vested as well as the Deferred Award for the year of the Participant's Termination of Service due to death or Disability, will be treated as earned and vested for the portion of the Performance Period during which the Participant was employed based on the assumption the Bank would have achieved the Performance Goals at the Target achievement level for the Performance Period.

iii.
Notwithstanding the provisions of Section 3.4 and subsection 3.6(a), if a Level II Participant incurs a Termination of Service during a Performance Period due to death or Disability, an Annual Award will be treated as earned and vested for the portion of the Performance Period during which the Participant was employed as of the date of such Termination of Service based on the assumption the Bank would have achieved the Performance Goals at the Target achievement level for the Performance Period.

(c)	Termination Due to Other Events.

i.
Notwithstanding the provisions of Sections 3.3 and 3.5 and subsection 3.6(a), if a Level I Participant incurs a Termination of Service during a Performance Period, Deferral Performance Period or Gap Year Performance Period due to:

(A)	Retirement;

(B)	a termination by a Level I Participant for Good Reason; or

(C)	a termination by the Bank without Cause due to a Reduction in Force,

an Annual Award, Deferred Award or Gap Year Award, as the case may be, will be treated as earned and vested for the portion of the Performance Period, Deferral Performance Period and/or Gap Year Performance Period during which the Participant was employed to the extent the Performance Goals for the Performance Period, Deferral Performance Period and/or Gap Year Performance Period are satisfied.

ii.	Notwithstanding the provisions of Section 3.4 and subsection 3.6(a), if a Level II Participant incurs a Termination of Service during a Performance Period due to:

(A)	Retirement; or

(B)	a termination by the Bank without Cause due to a Reduction in Force,

an Annual Award will be treated as earned and vested for the portion of the Performance Period during which the Level II Participant was employed to the extent the Performance Goals for the Performance Period are satisfied.

(d)	Definitions.

i.
“Cause” means (A) continued failure of a Participant to perform his or her duties with the Bank (other than any such failure resulting from Disability), after a written demand for performance is delivered to the Participant, which specifically identifies the manner in which the Participant has not performed his or her duties, (B) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or omission to perform stated duties, or willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses), or (C) removal of the Participant for cause by the Federal Housing Finance Agency (“FHFA”) or at the direction of the FHFA pursuant to 12 U.S.C. 1422b(a)(2), or by any successor agency to the FHFA pursuant to a similar statute.

ii.
“Disability” means, as a result of the Participant's incapacity due to physical or mental illness, the Participant has been absent from his or her duties with the Bank for an aggregate of 12 out of 15 consecutive months and, within 30 days after a written notice of termination is thereafter given by the Bank to the Participant, the Participant does not return to the full-time performance of the Participant's duties.

iii.	“Good Reason” means a Termination of Service by a Level I Participant under any of the following circumstances:

(A)
a material change in the Participant's status, position, job title or principal duties and responsibilities as a key employee of the Bank which does not represent a promotion from the Participant's status and position as in effect as of the date hereof (“Position”);

(B)	the assignment to the Participant of any duties or responsibilities (or removal of any duties or responsibilities), which assignment or removal is materially inconsistent with such Position;

(C)
any removal of the Participant from such Position (including, without limitation, all demotions and harassing assignments), except in connection with the termination of the Participant's employment for Cause or Disability, or as a result of the Participant's death;

(D)	any material breach by the Bank of any provisions of this Plan or any other agreement with the Participant; or

(E)	any failure by the Bank or its successors and assigns to obtain the assumption of this Plan by any successor or assign of the Bank.

iv.
“Reduction in Force” means an involuntary Termination of Service of a Participant by the Bank in connection with a financial decision by the Board to reduce the number of Bank employees, not due to the Participant's performance, and not due to a Reorganization.

v.
“Retirement” means the Participant's planned and voluntary termination of employment after the Participant has delivered timely advance written notice of intent to retire to the Bank and has either: (A) attained age 60 with five “Years of Service,” or (B) attained the “Rule of 85,” which means the Participant has attained a combined age and Years of Service that mathematically is equal to or exceeds the number 85.  A “Year of Service” will be calculated in the same manner as under the Financial Institutions Thrift Plan.  Advance written notice will be deemed timely given if it is given at least four weeks in advance, as to Vice Presidents, First Vice Presidents, Senior Vice Presidents, Executive Vice Presidents, and the Chief Executive Officer, and at least two weeks in advance, as to all other employees.

Effective as of the effective date of the Federal Home Loan Bank of Indianapolis 2009 Incentive Plan (the “2009 LTIP”), the Federal Home Loan Bank of Indianapolis 2010 Incentive Plan (the “2010 LTIP”), and the Federal Home Loan Bank of Indianapolis Long Term Incentive Plan (the “2011 LTIP”), this subsection hereby amends the definition of “Retirement” under the 2009 LTIP, 2010 LTIP and the 2011 LTIP to conform to the definition of Retirement as set forth above, with respect to determining if an employee retired beginning on and after January 1, 2012.

vi.
“Termination of Service” means the occurrence of any act or event or any failure to act, that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an employee of the Bank, including, but not limited to, death, Disability, Retirement, termination of the Participant's employment by the Bank (whether for Cause or otherwise), termination by the Participant of his or her employment with the Bank for Good Reason and voluntary resignation or termination by the Participant of his or her employment.

Section 3.7    Effect of Reorganization. The following provision applies to Level I Participants only.

(a)
Notwithstanding the provisions of Sections 3.3 and 3.6, if a Reorganization of the Bank occurs, then any portion of an Annual Award or Deferred Award which has not otherwise become earned and vested as of the date of the Reorganization will be treated as 100 percent earned and vested effective as of the date of the Reorganization based on the assumption the Bank would have achieved the Performance Goals at the Target achievement level for the Performance Period and/or the Deferral Performance Period.

(b)	“Reorganization” of the Bank will mean the occurrence at any time of any of the following events:

i.	The Bank is merged or consolidated with or reorganized into or with another bank or other entity, or another bank or other entity is merged or consolidated into the Bank;

ii.	The Bank sells or transfers all, or substantially all of its business and/or assets to another bank or other entity;

iii.
More than 50 percent of the total market value or total voting power of all ownership interests in the Bank is acquired, within any 12-month period, by one person or entity or by more than one person or entity acting as a group; or

iv.	The liquidation or dissolution of the Bank.

The term “Reorganization” shall not include any Reorganization that is mandated by federal statute, rule, regulation, or directive, including 12 U.S.C. § 1421, et seq., as amended, and 12 U.S.C. § 4501 et seq., as amended, and which the Director of the FHFA (or successor agency) has determined should not be a basis for accelerating vesting under this Plan, by reason of the capital condition of the Bank or because of unsafe or unsound acts, practices, or condition ascertained in the course of the Agency's supervision of the Bank or because any of the conditions identified in 12 U.S.C. § 4617(a)(3) are met with respect to the Bank (which conditions do not result solely from the mandated reorganization itself, or from action that the Agency has required the Bank to take under 12 U.S.C. § 1431(d)).

Section 3.8    Payment of Awards.

(a)	Payments Related to Termination of Service. The following provisions apply to Final Awards payable as a result of a Termination of Service.

i.	In the event of a Termination of Service due to death or Disability, 100 percent of a Final Award will be paid in a single sum within 75 days of the date of Termination of Service.

ii.
In the event of a Termination of Service due to Retirement, a termination by a Level I Participant for Good Reason or a termination by the Bank without Cause due to a Reduction in Force, payment of a Final Award will be made in a single sum within 75 days following the end of the Performance Period, Deferral Performance Period or Gap Year Performance Period, as applicable. Notwithstanding the foregoing, in the event of a Reduction in Force, a Participant must execute the severance agreement offered by the Bank in order to be eligible to receive payment.

(b)
Payments Not Related to a Termination of Service. Final Awards which become vested for reasons other than a Termination of Service will be paid in a single sum within 75 days following the end of the Performance Period, Deferral Performance Period or Gap Year Performance Period, as applicable.

(c)
Notwithstanding the foregoing provisions of this Section, Final Awards will be paid upon approval by the Board and after review of the calculations by the Bank's external auditor. However, in the event of a Reorganization, payment of a Final Award will be made in a single sum on the date on which the Reorganization occurs.

Section 3.9    Reduction or Forfeiture of Awards.

(a)
If during the Deferral Performance Period actual losses or other measures or aspects of performance related to the Performance Period or Deferral Performance Period are realized which would have caused a reduction in amount of the Final Award calculated for the Performance Period or Deferral Performance Period, then the remaining amount of the Final Award to be paid at the end of the Deferral Performance Period will be reduced to reflect this additional information.

(b)
Notwithstanding any other provision of the Plan, if a Participant violates a Non-Solicitation Agreement, all of his unpaid vested and unvested Awards will be forfeited effective as of the date the Board determines such violation has occurred and gives written notice to the Participant of such determination. Any future payments for a vested Award will cease and the Bank will have no further obligation to make such payments.

(c)
Notwithstanding any other provision of the Plan, if during the most recent examination of the Bank by the FHFA, the FHFA identified an unsafe or unsound practice or condition that is material to the financial operation of the Bank within the Participant's area(s) of responsibility and such unsafe or unsound practice or condition is not subsequently remediated to the satisfaction of the Board as determined by the Board after reviewing the findings or input from the FHFA, then all (or a portion) of a Participant's vested and unvested Awards will be forfeited as determined by the Board and directed to the participant in writing. Any future payments for a vested Award will, if directed by the Board, cease and the Bank will have no further obligation to make such payments.

(d)
By resolution, the Board may reduce or eliminate an Award that is otherwise earned under this Plan but not yet paid, if the Board finds that a serious, material safety-soundness problem, or a serious, material risk-management deficiency exists at the Bank, or if: (i) operational errors or omissions result in material revisions to: (A) the financial results, (B) information submitted to the FHFA, or (C) data used to determine incentive payouts; (ii) submission of material information to the SEC, Office of Finance, and/or FHFA is significantly past due, or (iii) the Bank fails to make sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring and other supervisory findings.

ARTICLE IV

ADMINISTRATION

Section 4.1    Appointment of the Committee. The Committee, or a duly authorized officer or officers of the Bank empowered by the Committee to act on its behalf under sub-section 4.2(d), will be responsible for administering the Plan, and the Committee will be charged with the full power and the responsibility for administering the Plan in all its details; provided that the power to determine eligibility pursuant to Article II is reserved to the Board.

Section 4.2    Powers and Responsibilities of the Committee. The Committee will have all powers necessary to administer the Plan, including the power to construe and interpret the Plan document; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine the amount, manner and timing of any distribution of benefits under the Plan; to resolve any claim for benefits in accordance with Article V, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Committee will be final, conclusive and binding.

(a)	Records and Reports. The Committee will be responsible for maintaining sufficient records to determine each Participant's eligibility to participate in the Plan.

(b)
Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Committee will be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee will be entitled to rely upon information furnished by a Participant, the Bank or the legal counsel of the Bank.

(c)
Application for Benefits. The Committee may require a Participant to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant's current mailing address.

(d)
Delegation. The Committee may authorize one or more officers or employees of the Bank to perform administrative responsibilities on its behalf under the Plan. Any such duly authorized officer will have all powers necessary to carry out the administrative duties delegated to such officer by the Committee.

Section 4.3    Income and Employment Tax Withholding. The Bank will withhold from payments to Participants of their Awards, to the extent required by law, all applicable federal, state, city and local taxes.

Section 4.4    Plan Expenses. The expenses incurred for the administration and maintenance of the Plan will be paid by the Bank.

ARTICLE V

BENEFIT CLAIMS

While a Participant need not file a claim to receive his or her benefit under the Plan, if he or she wishes to do so, a claim must be made in writing and filed with the Committee. If a claim is denied, the Committee will furnish the claimant with written notice of its decision. A claimant may request a full and fair review of the denial of a claim for benefits by filing a written request with the Committee.
ARTICLE VI

AMENDMENT AND TERMINATION OF THE PLAN

Section 6.1    Amendment of the Plan. The Bank, acting through the Board, may amend the Plan at any time in its sole discretion. Notwithstanding the foregoing, the Bank may not amend the Plan to reduce a Participant's Award as determined on the day preceding the effective date of the amendment or to otherwise retroactively impair or adversely affect the rights of a Participant. Any substantive amendment to the Plan shall be submitted to the FHFA for review prior to implementation.

Section 6.2    Termination of the Plan. The Bank, acting through the Board, may terminate the Plan at any time in its sole discretion. Absent an amendment to the contrary, Plan benefits that were earned and vested prior to the termination will be paid at the times and in the manner provided for by the Plan at the time of the termination.

ARTICLE VII

MISCELLANEOUS

Section 7.1    Governing Law. Except to the extent superseded by laws of the United States, the laws of Indiana will be controlling in all matters relating to the Plan without regard to the choice of law principles therein. The Plan and all Awards are intended to comply, and will be construed by the Bank in a manner in which they are exempt from or comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent there is any conflict between a provision of the Plan or an Award and a provision of Code Section 409A, the applicable provision of Code Section 409A will control.

Section 7.2    Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and will not affect the construction of the Plan provisions. In any necessary construction, the masculine will include the feminine and the singular the plural, and vice versa.

Section 7.3    Spendthrift Clause. No benefit or interest available under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or attachment by creditors of a Participant, either voluntarily or involuntarily.

Section 7.4    Counterparts. This Plan may be executed in any number of counterparts, each one constituting but one and the same instrument, and may be sufficiently evidenced by any one counterpart.

Section 7.5    No Enlargement of Employment Rights. Nothing contained in the Plan may be construed as a contract of employment between the Bank and any person, nor may the Plan be deemed to give any person the right to be retained in the employ of the Bank or limit the right of the Bank to employ or discharge any person with or without cause.

Section 7.6    Limitations on Liability. The individual members of the Board will, in accordance with the Bank's by-laws, be indemnified and held harmless by the Bank with respect to any alleged breach of responsibilities performed or to be performed hereunder. In addition, notwithstanding any other provision of the Plan, neither the Bank nor any individual acting as an employee or agent of the Bank will be liable to a Participant for any claim, loss, liability or expense incurred in connection with the Plan, except when the same has been affirmatively determined by a court order or by the affirmative and binding determination of an arbitrator, to be due to the gross negligence or willful misconduct of that person.

Section 7.7    Incapacity of Participant. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a prior claim for the distribution has been made by a duly qualified guardian or other legal representative), then, unless and until a claim for the distribution has been made by a duly appointed guardian or other legal representative of the person, the Committee may provide for the distribution to be made to any other individual or institution then contributing toward or providing for the care and maintenance of the person. Any payment made for the benefit of the person under this Section will be a payment for the account of such person and a complete discharge of any liability of the Bank and the Plan.

Section 7.8    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying on the evidence considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.9    Action by Bank. Any action required of or permitted by the Bank under the Plan will be by resolution of the Board or by a person or persons authorized by resolution of the Board.

Section 7.10    Severability. In the event any provisions of the Plan are held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and endorsed as if the illegal or invalid provisions had never been contained in the Plan.

Section 7.11    Information to be Furnished by a Participant. A Participant, or any other person entitled to benefits under the Plan, must furnish the Committee with any and all documents, evidence, data or other information the Committee considers necessary or desirable for the purpose of administering the Plan. Benefit payments under the Plan are conditioned on a Participant (or other person who is entitled to benefits) furnishing full, true and complete data, evidence or other information to the Committee, and on the prompt execution of any document reasonably related to the administration of the Plan requested by the Committee.

Section 7.12    Attorneys' Fees. If any action is commenced to enforce the provisions of the Plan, payment of attorneys' fees will be governed by the terms set forth in the mandatory “Agreement to Arbitrate” entered into between the Bank and the Participant.

Section 7.13    Binding on Successors. The Plan will be binding upon and inure to the benefit of the Bank and its successors and assigns, and the successors, assigns, designees and estates of a Participant. The Plan will also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Bank, but nothing in the Plan will preclude the Bank from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligations of the Bank hereunder. The Bank agrees that it will make appropriate provision for the preservation of a Participant's rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization or transfer of assets and assumption of Plan obligations of the Bank, the term “Bank” will refer to such other organization and the Plan will continue in full force and effect.

Section 7.14    Retention of Former Plans. Each of the 2009 LTIP, 2010 LTIP, and 2011 LTIP, as amended herein, are incorporated herein by reference. Each of the 2009 LTIP, 2010 LTIP, and 2011 LTIP, as so amended, shall survive adoption of this Plan according to its respective terms.

APPENDIX I

2012 PERFORMANCE PERIOD AWARDS FOR LEVEL II PARTICIPANTS
Federal Home Loan Bank of Indianapolis

A.    Incentive Opportunities

	INCENTIVE DELIVERED IN CASH AS % OF COMPENSATION*
Position	Threshold	Target	Maximum
1ST VP	20%	25%	30%
VP of Sales	20%	30%	40%
VP	15%	20%	25%
AVP	5%	10%	15%
OTHER Employees	2.5%	7.5%	10%

*Compensation is defined in Section 3.1~~Section 3.1~~ of the Federal Home Loan Bank of Indianapolis Incentive Plan

B.    2012 Performance Goals

MISSION GOALS	WEIGHTED VALUE		MINIMUM THRESHOLD	TARGET	MAXIMUM
	Bank[11]	CRM
PROFITABILITY[1]	30%	10%	100 bp	266 bp	300 bp

ADVANCES
Member Advance Growth[2]	10%	5%	0%	3%	5%

Community Bank Financial Institutions (CFIs)/Credit Union Outreach[3]	10%	5%	75%	80%	95%

MORTGAGE PURCHASE PROGRAM
MPP Production[4]	10%	3%	$360 M	$480 M	$750 M

New or Reactivated Traders[5]	5%	2%	5 members	7 members	10 members

COMMUNITY INVESTMENT[6]	5%	5%	50 meetings	100 meetings	210 meetings

MISSION GOALS	WEIGHTED VALUE		MINIMUM THRESHOLD	TARGET	MAXIMUM
	Bank[11]	CRM

INFORMATION TECHNOLOGY[7]	10%	5%	3 projects completed	4 projects completed	5 projects completed
Project A. Security Roadmap 2012 security project list completed
Project B. Applications 99.0% availability for the Service Catalog as measured by IT SuccessFactors
Project C. Core Banking System Phase 1 Derivatives-47 future state business processes complete
Project D. Data Warehouse MBS available in the Data Warehouse
Project E. Emerging Business Project Capital Stock Re-Write Business Requirement Design Testing and Implementation

CORPORATE RISK MANAGEMENT
Retained Earnings[8]	10%	10%	3.5%	3.75%	3.9%
CRM Memo and Annual Risk Assessment[9]	4%	20%	2 memos + 1RA	4 memos + 1RA	5 memos + 1RA
CRM Reports, ORM Reports and IS Reports	1%	15%	8 CRM reports, 2 ORM reports, and 1 IS report	10 CRM reports, 3 ORM reports, and 2 IS reports	12 CRM reports, 4 ORM reports, and 3 IS reports
Special Risk Assessments, Risk Analysis or Risk Process Improvements[10]	5%	20%	2	3	4

1Potential Dividend over the Bank's cost of funds is defined as adjusted net income as a percentage of average total capital stock. Adjusted net income is adjusted (i) for the effects of current and prior period prepayments and debt extinguishments, (ii) to exclude mark to market adjustments and other effects from SFAS 133, (iii) and to exclude the effects from SFAS 150. Assumes no material change in investment authority under FHFA's regulation, policy or law.

2Member advances are calculated as the growth in the average daily balance of advances outstanding to members at par. Average daily balances are used instead of point-in-time balances to eliminate point-in-time activity that may occur and to reward for the benefit of the income earned on advances balances while outstanding. The target percentage growth will be calculated to achieve the base strategic plan forecast for 2012 (Board approved Nov. 2011) based upon year end 2011 total outstanding member advances and assumes that advances grow in a steady state beginning January 1, 2012. Members that become non-members during 2012 will be excluded from the calculation.

3Participation in targeted, bank-sponsored events by members that are either Community Financial Institutions (CFIs) or Credit Unions. Such events would include bank sponsored workshops; CFI collateral outreach and educational meetings; regional member meetings; collateral pledge training meetings; business development calls related to advances, MPP, AHP or CIP; participation in webinars and member recruitment calls. In calculating the participation rate, the Bank will identify CFIs based upon the CFI asset cap for 2012, credit union members as of January 1, 2012, plus any CFIs or credit unions that are approved for membership or targeted for a recruitment call during 2012.

4Mortgage Purchase Program production, including FHA, will be the amount of all conventional MDCs traded in 2012. Assumes no capital requirement for MPP. It also assumes no material change in MPP authority under FHFA's regulation, policy, or law. When calculating achievement between the minimum threshold and the performance maximum, no single member can account for more than 25% of conventional production.

5Members that have never traded or not traded with MPP within the previous 12 months of their 2012 trade would qualify to count toward the goal.

6The number of meetings and presentations made to members on the availability and benefits of using CIP advances, determined as the total number of actual meetings, times a multiplier.  Such events would include workshops, Regional Member Meetings, targeted calls, recruitment calls, business development in-person call, participation in webinars, etc. when CIP is presented.  Each member could only count towards one meeting. There is no method to evaluate the historical presentations on CIP as all past goals have been based upon dollar amount of CIP advances taken or/and letters of credit issued.  A multiplier will be calculated to apply to the number of total meetings for this goal related to CIP. The multiplier is based on one-on-one meetings with “Qualifying Members,” which are active members that: (a) has received an AHP award over the last three years, and (b) the debt constituting such award is being provided by the sponsoring member in addition to the AHP award. The multiplier equals one plus the product determined as the number of meetings with Qualifying Members, divided by the total number of Qualifying Members.  For example, if there are 30 members sponsoring AHP projects that involves sponsor provided debt and we have a one-on-one meeting with 20 of those members, and has meetings with an additional 15 members, the number of all Member meetings would be multiplied by 1.67, and would equal 1.67 times 35 (total number of meetings), or 58.45 meetings (instead of 35).

7Status and reporting on these technology projects to be provided in writing by CIO and confirmed by EVP-CFO.

8 Total Retained Earnings divided by mortgage assets, measured at the end of each month. Calculated each month as Total Retained Earnings divided by the sum of the carrying value of the MBS and MPP portfolios. The year-end calculation will be the simple average of 12 month-end calculations.

9As per the Board meeting schedule, provide the Board the Corporate Risk Management (“CRM”) memo and present the Annual Risk Assessment Report.

10CRO will propose and CEO will evaluate whether to categorize these as special and whether work product was acceptable to count toward this goal.

11For all Bank employees, excluding those in CRM and Internal Audit.

APPENDIX II

2012 PERFORMANCE PERIOD AWARDS FOR LEVEL II PARTICIPANTS
Federal Home Loan Bank of Indianapolis

A.    Incentive Opportunities

				50% of Total Incentive Earned & Vested At Year-End			50% of Total Incentive Deferred for 3 Years
	TOTAL INCENTIVE AS % OF COMPENSATION			DFERRED INCENTIVE AS % OF COMPENSATION			DFERRED INCENTIVE AS % OF COMPENSATION
Position	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
CEO	50%	75%	100%	25.0%	37.5%	50.0%	25.0%	37.5%	50.0%
EVP/SVP	30%	50%	70%	15.0%	25.0%	35.0%	15.0%	25.0%	35.0%

*Compensation is defined in Section 3.1~~Section 3.1~~ of the Federal Home Loan Bank of Indianapolis Incentive Plan.
**Deferred Awards are subject to additional Performance Goals during the Deferral Performance Period. Depending on the Bank's performance during the Deferral Performance Period, the Final Award will be worth 75 percent at Threshold, 100 percent at Target or 125 percent at Maximum of the original amount of the Deferred Award.
B.    2012 Performance Goals

MISSION GOALS	WEIGHTED VALUE		MINIMUM THRESHOLD	TARGET	MAXIMUM
	Bank[11]	CRM
PROFITABILITY[1]	30%	10%	50 bp	266 bp	300 bp

ADVANCES
Member Advance Growth[2]	10%	5%	0%	3%	5%

Community Bank Financial Institutions (CFIs)/Credit Union Outreach[3]	10%	5%	75%	80%	95%

MORTGAGE PURCHASE PROGRAM
MPP Production[4]	10%	3%	$360 M	$480 M	$750 M

New or Reactivated Traders[5]	5%	2%	5 members	7 members	10 members

COMMUNITY INVESTMENT[6]	5%	5%	50 meetings	100 meetings	210 meetings

INFORMATION TECHNOLOGY[7]	10%	5%	3 projects completed	4 projects completed	5 projects completed

MISSION GOALS	WEIGHTED VALUE		MINIMUM THRESHOLD	TARGET	MAXIMUM
	Bank[11]	CRM
Project A. Security Roadmap 2012 security project list completed
Project B. Applications 99.0% availability for the Service Catalog as measured by IT SuccessFactors
Project C. Core Banking System Phase 1 Derivatives-47 future state business processes complete
Project D. Data Warehouse MBS available in the Data Warehouse
Project E. Emerging Business Project Capital Stock Re-Write Business Requirement Design Testing and Implementation

CORPORATE RISK MANAGEMENT
Retained Earnings[8]	10%	10%	3.5%	3.75%	3.9%
CRM Memo and Annual Risk Assessment[9]	4%	20%	2 memos + 1RA	4 memos + 1RA	5 memos + 1RA
CRM Reports, ORM Reports and IS Reports	1%	15%	8 CRM reports, 2 ORM reports, and 1 IS report	10 CRM reports, 3 ORM reports, and 2 IS reports	12 CRM reports, 4 ORM reports, and 3 IS reports
Special Risk Assessments, Risk Analysis or Risk Process Improvements[10]	5%	20%	2	3	4

1Potential Dividend over the Bank's cost of funds is defined as adjusted net income as a percentage of average total capital stock. Adjusted net income is adjusted (i) for the effects of current and prior period prepayments and debt extinguishments, (ii) to exclude mark to market adjustments and other effects from SFAS 133, (iii) and to exclude the effects from SFAS 150. Assumes no material change in investment authority under FHFA's regulation, policy or law.

2Member advances are calculated as the growth in the average daily balance of advances outstanding to members at par. Average daily balances are used instead of point-in-time balances to eliminate point-in-time activity that may occur and to reward for the benefit of the income earned on advances balances while outstanding. The target percentage growth will be calculated to achieve the base strategic plan forecast for 2012 (Board approved Nov. 2011) based upon year end 2011 total outstanding member advances and assumes that advances grow in a steady state beginning January 1, 2012. Members that become non-members during 2012 will be excluded from the calculation.

3Participation in targeted, bank-sponsored events by members that are either Community Financial Institutions (CFIs) or Credit Unions. Such events would include bank sponsored workshops; CFI collateral outreach and educational meetings; regional member meetings; collateral pledge training meetings; business development calls related to advances, MPP, AHP or CIP; participation in webinars and member recruitment calls. In calculating the participation rate, the Bank will identify CFIs based upon the CFI asset cap for 2012, credit union members as of January 1, 2012, plus any CFIs or credit unions that are approved for membership or targeted for a recruitment call during 2012.

4Mortgage Purchase Program production, including FHA, will be the amount of all conventional MDCs traded in 2012. Assumes no capital requirement for MPP. It also assumes no material change in MPP authority under FHFA's regulation, policy, or law. When calculating achievement between the minimum threshold and the performance maximum, no single member can account for more than 25% of conventional production.

5Members that have never traded or have not traded with MPP within the previous 12 months of their 2012 trade would qualify to count toward the goal.

6The number of meetings and presentations made to members on the availability and benefits of using CIP advances, determined as the total number of actual meetings, times a multiplier.  Such events would include workshops, Regional Member Meetings, targeted calls, recruitment calls, business development in-person calls, participation in webinars, etc. when CIP is presented.  Each member could only count towards one meeting. There is no method to evaluate the historical presentations on CIP as all past goals have been based upon dollar amount of CIP advances taken and/or letters of credit issued.  A multiplier will be calculated to apply to the number of total meetings for this goal related to CIP. The multiplier is based on one-on-one meetings with “Qualifying Members,” which are active members that: (a) have received an AHP award over the last three years, and (b) the debt constituting such award is being provided by the sponsoring member in addition to the AHP award. The multiplier equals one plus the product determined as the number of meetings with Qualifying Members, divided by the total number of Qualifying Members.  For example, if there are 30 members sponsoring AHP projects that involve sponsor provided debt and we have a one-on-one meeting with 20 of those members, and have meetings with an additional 15 members, the number of all Member meetings would be multiplied by 1.67, and would equal 1.67 times 35 (total number of meetings), or 58.45 meetings (instead of 35).

7There are five qualifying Information Technology goals to complete in 2012, including (a) the security roadmap 2012 security project list completion, (b) applications 99.0% availability for the Service Catalog as measured by Information Technology Success Factors, (c) complete 47 future state business processes for the Core Banking System Phase 1 Derivatives, (d) mortgage-backed securities ("MBS") available in the Data Warehouse, and (e) capital stock re-write business requirement design testing and implementation. Status and reporting on these technology projects to be provided in writing by the CIO and confirmed by the EVP-CFO.

8Total Retained Earnings divided by mortgage assets, measured at the end of each month. Calculated each month as Total Retained Earnings divided by the sum of the carrying value of the MBS and MPP portfolios. The year-end calculation will be the simple average of 12 month-end calculations.

9As per the Board meeting schedule, provide the Board the Corporate Risk Management (“CRM”) memo and present the Annual Risk Assessment Report.

10CRO will propose and CEO will evaluate whether to categorize these as special and whether work product was acceptable to count toward this goal.

11For Level I Participants other than those in CRM and Internal Audit.

C.    2013-2015 Performance Goals

MISSION GOALS	WEIGHTED VALUE		MINIMUM THRESHOLD[4]	TARGET[4]	MAXIMUM[4]
	Bank[3]	CRM

1. PROFITABILITY[1]	35%	35%	25 bp	50 bp	150 bp

2. RETAINED EARNINGS[2]	35%	35%	3.5%	3.9%	4.3%

3. PRUDENTIAL	30%	30%	Achieve 2 Prudential Standards	---	Achieve all 3 Prudential Standards
Maintain a regulatory capital- to-assets ratio of at least 4.16% as measured on each quarter-end in 2015.
Without Board pre-approval, do not purchase more than $2.5 billion of conventional MPP assets per plan year.
Award to FHLBI members the annual AHP funding requirement in each plan year.

1Potential Dividend over the Bank's cost of funds is defined as adjusted net income as a percentage of average total capital stock. Adjusted net income is adjusted (i) for the effects of current and prior period prepayments and debt extinguishments, (ii) to exclude mark to market adjustments and other effects from SFAS 133, (iii) and to exclude the effects from SFAS 150. Assumes no material change in investment authority under FHFA's regulation, policy or law. This will be computed using a simple annual average over the three-year period.

2Total Retained Earnings divided by mortgage assets, measured at the end of each month. Calculated each month as Total Retained Earnings divided by the sum of the carrying value of the MBS and MPP portfolios. The calculation will be the simple average of 36 month-end calculations.

3For Level I Participants other than those in CRM and Internal Audit.

4Deferred Awards are subject to additional Performance Goals for the Deferral Performance Period. Depending on the Bank's performance during the Deferral Performance Period, the Final Award will be worth 75 percent at Threshold, 100 percent at Target or 125 percent at Maximum of the original amount.

APPENDIX III

ANNUAL AWARD TARGETS FOR 2010 AND 2011 LONG TERM INCENTIVE PLANS
Federal Home Loan Bank of Indianapolis

A.    Calendar Year 2012 for the 2010 LTIP and 2011 LTIP
For purposes of calculating Final Awards* for the 2010 LTIP and 2011 LTIP for eligible Participants,* with respect to the portion of the Performance Period* measured as to calendar year 2012, the following table shall be used to determine the annual achievement average, which shall in turn be multiplied by the Participant's 2010 base salary for the 2010 LTIP benefit calculation, and by the Participant's 2011 base salary for the 2011 LTIP benefit calculation. These calculations are used for purposes of determining the three-year achievement average percentage pursuant to the terms of the 2010 LTIP and the 2011 LTIP.

* As such terms are defined in the 2010 LTIP and 2011 LTIP, respectively.

2012 MISSION GOALS	WEIGHTED VALUE		MINIMUM THRESHOLD (60%)	TARGET (80%)	MAXIMUM (100%)
	Bank[3]	CRM
PROFITABILITY[1]	50%	50%	100 bp	266 bp	300 bp
RETAINED EARNINGS[2]	50%	50%	3.5%	3.75%	3.9%

1Potential Dividend over the Bank's cost of funds is defined as adjusted net income as a percentage of average total capital stock. Adjusted net income is adjusted (i) for the effects of current and prior period prepayments and debt extinguishments, (ii) to exclude mark to market adjustments and other effects from SFAS 133, (iii) and to exclude the effects from SFAS 150. Assumes no material change in investment authority under FHFA's regulation, policy or law.

2Total Retained Earnings divided by mortgage assets. Calculated each month as Total Retained Earnings divided by the sum of the carrying value of the MBS and MPP portfolios. The year-end calculation will be the simple average of 12 month-end calculations.

3For Level I Participants other than those in CRM and Internal Audit.

B.    Calendar Year 2013 for the 2011 LTIP
For purposes of calculating Final Awards under the 2011 LTIP for eligible Participants, with respect to the portion of the Performance Period measured as to calendar year 2013, the following preliminary table shall be used to determine the annual achievement average, which shall in turn be multiplied by the Participant's 2011 base salary for the 2011 LTIP benefit calculation. These preliminary calculations are used for purposes of determining the three-year achievement average percentage pursuant to the 2011 LTIP. The Board may review and revise this table at any time. If the Board does not revise this table, the preliminary figures shall be deemed to be final.

2013 MISSION GOALS	WEIGHTED VALUE		MINIMUM THRESHOLD (60%)	TARGET (80%)	MAXIMUM (100%)
	Bank[3]	CRM
PROFITABILITY[1]	50%	50%	100 bp	266 bp	300 bp
RETAINED EARNINGS[2]	50%	50%	3.5%	3.75%	3.9%

1Potential Dividend over the Bank's cost of funds is defined as adjusted net income as a percentage of average total capital stock. Adjusted net income is adjusted (i) for the effects of current and prior period prepayments and debt extinguishments, (ii) to exclude mark to market adjustments and other effects from SFAS 133, (iii) and to exclude the effects from SFAS 150. Assumes no material change in investment authority under FHFA's regulation, policy or law.

2Total Retained Earnings divided by mortgage assets. Calculated each month as Total Retained Earnings divided by the sum of the carrying value of the MBS and MPP portfolios. The year-end calculation will be the simple average of the 12 month-end calculations.

3For Level I Participants other than those in CRM and Internal Audit.

APPENDIX IV

AWARDS ADDRESSING 2015 GAP YEAR FOR LEVEL I PARTICIPANTS
Federal Home Loan Bank of Indianapolis

A.    Incentive Opportunities

LONG-TERM INCENTIVE % OF ACTUAL 2011 SHORT-TERM YEAR-END INCENTIVE PAID IN 2012
Position	Award Factor
CEO	60%
EVP/SVP	67%

B.    2012-2014 Performance Plan Goals for Gap Calculation

MISSION GOALS	WEIGHTED VALUE		MINIMUM THRESHOLD[4]	TARGET[4]	MAXIMUM[4]
	Bank[3]	CRM
PROFITABILITY[1]	35%	35%	25 bp	50 bp	150 bp

Retained Earnings[2]	35%	35%	3.5%	3.9%	4.3%

PRUDENTIAL	30%	30%	Achieve 2 Prudential Standards	---	Achieve all 3 Prudential Standards
Maintain a regulatory capital-to-assets ratio of at least 4.16% as measured on each quarter-end in 2015.
Without Board pre-approval, do not purchase more than $2.5 billion of conventional MPP assets per plan year.
Award to FHLBI members the annual AHP funding requirement in each plan year.

1Potential Dividend over the Bank's cost of funds is defined as adjusted net income as a percentage of average total capital stock. Adjusted net income is adjusted (i) for the effects of current and prior period prepayments and debt extinguishments, (ii) to exclude mark to market adjustments and other effects from SFAS 133, (iii) and to exclude the effects from SFAS 150. Assumes no material change in investment authority under FHFA's regulation, policy or law. The Potential Dividend will be computed using a simple annual average over the three-year period.

2Total Retained Earnings divided by mortgage assets. Calculated each month as Total Retained Earnings divided by the sum of the carrying value of the MBS and MPP portfolios. The calculation will be the simple average of 36 month-end calculations.

3For Level I Participants other than those in CRM and Internal Audit.

4Gap Year Awards are subject to additional Performance Goals for the Gap Year Performance Period. Depending on the Bank's performance during the Gap Year Performance Period, the Final Award will be worth 75 percent at Threshold, 100 percent at Target or 125 percent at Maximum of the original amount.

APPENDIX V

FORM OF NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT

This Agreement is entered into as of the ____ day of _____________, 201_, by and between the FEDERAL HOME LOAN BANK OF INDIANAPOLIS, a corporation organized under the laws of the United States (the “Bank”) and ____________________ (the “Executive”).
WHEREAS, the Bank sponsors the Federal Home Loan Bank of Indianapolis Incentive Plan (the “Plan”); and
WHEREAS, as a condition of participation in the Plan, the Bank requires that the Executive agree to the terms and conditions found within this Agreement;
NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt, legal adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Non-Disclosure; Return of Confidential Information and Other Property.

(a)
Access to Confidential Information. The Executive understands, acknowledges and agrees that during the course of his or her employment with the Bank he or she has gained or will gain information regarding, knowledge of, and familiarity with, the Confidential Information of the Bank (as defined in subsection (c)) that would cause irreparable damage and harm to the Bank if it was disclosed. The Executive understands, acknowledges and agrees that the Confidential Information has substantial economic value because it is not known or readily ascertainable by proper means by others who could obtain economic value from it. The Executive also acknowledges and agrees that the Bank uses reasonable means to maintain the secrecy and confidentiality of the Confidential Information.

(b)
Non-Disclosure. At all times while the Executive is employed by the Bank, and at all times thereafter, the Executive will not (i) directly or indirectly disclose, provide or discuss any Confidential Information with or to any Person (as defined in subsection (d)) other than those directors, officers, employees, representatives and agents of the Bank who need to know such Confidential Information for a proper corporate purpose, and (ii) directly or indirectly use any Confidential Information (A) to compete against the Bank, or (B) for the Executive's own benefit, or for the benefit of any Person other than the Bank.

(c)	Confidential Information Defined. For purposes of this Agreement, the term “Confidential Information” means any and all:

(i)
materials, records, data, documents, lists, writings and information (in each case, whether in writing, printed, verbal, electronic, computerized or otherwise) (A) relating or referring in any manner to the business, operations, affairs, financial condition, results of operation, cash flow, assets, liabilities, sales, revenues, income, estimates, projections, policies, strategies, techniques, methods, products, developments, suppliers, regulators, members, relationships and/or customers of the Bank that are confidential, proprietary or not otherwise publicly available, in any event not without a breach of this Agreement, or (B) that the Bank has deemed confidential, proprietary, nonpublic or not otherwise publicly available without breaching this Agreement;

(ii)	trade secrets of the Bank, as defined in Indiana Code Section 24-2-3-2, as amended, or any successor statute; and

(iii)
any and all copies, summaries, analyses and extracts which relate or refer to or reflect any of the items set forth in (i) or (ii) above. The Executive agrees that all Confidential Information is confidential and is and at all times will remain the property of the Bank.

(d)
Person Defined. For purposes of this Agreement, the term “Person” will mean any natural person, proprietorship, partnership, corporation, limited liability company, bank, organization, firm, business, joint venture, association, trust or other entity and any government agency, body or authority.

(e)	Return of Confidential Information and Other Property. The Executive covenants and agrees:

(i)
to keep all Confidential Information subject to the Bank's custody and control and to promptly return to the Bank all Confidential Information that is still in the Executive's possession or control at the termination of the Executive's employment with the Bank; and

(ii)
promptly upon termination of the Executive's employment with the Bank, to return to the Bank, at the Bank's principal office, all vehicles, equipment, computers, credit cards and other property of the Bank and to cease using any of the foregoing.

(f)
Exceptions from Confidentiality Obligations. Section 1 shall not be deemed to prevent the Executive from making disclosures required by applicable regulation, law, agency order, or court order, to the extent the Executive provides reasonable written notice of such disclosure requirement to the Bank prior to such disclosure, to the extent such prior notice is not prohibited, to permit the Bank to contest the disclosure of such information.

2.Non-Disparagement. The Executive agrees to not communicate disparaging remarks to third parties about the Bank, its directors, officers or employees. Likewise, the Bank agrees not to disparage the Executive or his or her skills or job performance to third parties. However, nothing in this paragraph shall prohibit the Bank or the Executive from testifying truthfully under oath.

3.Non-Solicitation and No-Hire. The Executive hereby understands, acknowledges and agrees that, by virtue of his or her position with the Bank, the Executive has and will have advantageous familiarity and personal contacts with the employees of the Bank and has and will have advantageous familiarity with the business, operations and affairs of the Bank. In addition, the Executive understands, acknowledges and agrees that the business of the Bank is highly competitive. Accordingly, at all times while the Executive is employed by the Bank and for a twelve-month period following Termination of Service, the Executive will not, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, Executive, manager, agent, representative, independent contractor, consultant or otherwise induce, request or attempt to influence any Bank employee who was employed by the Bank during the twelve-month period prior to Termination of Service, to terminate his or her employment with the Bank. In addition, the Executive agrees that for a period of twelve months following the Executive's Termination of Service, Executive will not hire any Bank employee who was employed by the Bank during the twelve-month period prior to the Executive's Termination of Service.

4.Periods of Noncompliance and Reasonableness of Periods. The restrictions and covenants contained in Section 3 will not run during all periods of noncompliance and will apply during the Term of this Agreement and for the full periods specified in Section 3. The Bank and the Executive understand, acknowledge and agree that the restrictions and covenants contained in Section 3 are reasonable in view of the nature of the business in which the Bank is engaged, the Executive's position with the Bank and the Executive's advantageous knowledge and familiarity with, the Bank's employees, business, operations, affairs and customers.

The Bank's obligation to pay an award to the Executive pursuant to the Federal Home Loan Bank of Indianapolis Incentive Plan will immediately terminate in the event the Executive breaches any of the provisions of Section 1 or 3 and all outstanding awards will be forfeited. Notwithstanding the foregoing:

(a)	the Executive's covenants set forth in Sections 1 or 3 will continue in full force and effect and be binding upon the Executive;

(b)	the Bank will be entitled to the remedies specified in Section 6; and

(c)
the Bank will be entitled to its damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from or relating to the successful prosecution of the Executive's breach of any of the provisions of Section 1 or 3.

5.Survival of Certain Provisions. Upon any termination of the Executive's employment with the Bank, the Executive and the Bank hereby expressly agree that the provisions of Sections 1, 3, 4 and 6 will continue to be in full force and effect and binding upon the Executive and the Bank in accordance with the applicable respective provisions of such Sections.

6.Remedies. The Executive agrees that the Bank will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any actual, threatened or attempted breach by the Executive of any provision of Section 1 or 3. Accordingly, in the event of a threatened, attempted or actual breach by the Executive of any provision of Section 1 or 3, in addition to all other remedies to which the Bank is entitled at law, in equity or otherwise, the Bank may be entitled to a temporary restraining order and a permanent injunction or a decree of specific performance of any provision of Section 1 or 3. The foregoing remedies will not be deemed to be the exclusive rights or remedies of the Bank for any breach of or noncompliance with this Agreement by the Executive but will be in addition to all other rights and remedies available to the Bank at law, in equity or otherwise.

7.Severability. In case any one or more of the provisions (or any portion thereof) contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein. If any provision of this Agreement will be determined by a court of competent jurisdiction to be unenforceable because of the provision's scope, duration or other factor, then such provision will be considered divisible and the court making such determination will have the power to reduce or limit (but not increase or make greater) such scope, duration or other factor or to reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision will then be enforceable against the appropriate party hereto in its reformed, reduced or limited form; provided, however, that a provision will be enforceable in its reformed, reduced or limited form only in the particular jurisdiction in which a court of competent jurisdiction makes such determination.

8.Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter, and may not be waived or modified, in whole or in part, except in writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance will be deemed to be a waiver of the same or any other provision in any other instance. The recitals set forth above are incorporated herein by this reference.

9.Effect and Modification. No statement or promise, except as set forth herein, has been made with respect to the subject matter of this Agreement. No modification or amendment will be effective unless in writing and signed by the Executive and an officer of the Bank (other than the Executive).

10.Non-Waiver. The Bank's or the Executive's failure or refusal to enforce all or any part of, or the Bank's or the Executive's waiver of any breach of this Agreement, will not be a waiver of the Bank's or the Executive's continuing or subsequent rights under this Agreement, nor will such failure or refusal or waiver have any effect on the subsequent enforceability of this Agreement.

11.Non-Assignability. This Agreement contemplates that the Executive will personally provide the services described herein, and accordingly, the Executive may not assign the Executive's rights or obligations hereunder, whether by operation of law or otherwise, in whole or in part, without the prior written consent of the Bank.

12.Notice. Any notice, request, instruction or other document to be given hereunder to any party will be in writing and delivered by hand, telegram, registered or certified United States mail return receipt requested, or other form of receipted delivery, with all expenses of delivery prepaid, as follows:

If to the Executive:        _________________________
_________________________
_________________________
_________________________
If to the Bank:         Federal Home Loan Bank of Indianapolis
c/o General Counsel
8250 Woodfield Crossing Blvd.
Suite 400
Indianapolis, IN 46240
13.Governing Law. This Agreement is being delivered in and will be governed by the laws of the State of Indiana without regard to the choice of law principles thereof. Any dispute regarding this Agreement will be brought in any Indiana state or federal court having jurisdiction in the matter and located in Marion County, Indiana, and the Executive expressly consents to the jurisdiction of such courts.

14.Prior Agreement. The Executive represents and warrants to the Bank that the Executive is not a party to or otherwise bound by any agreement that would restrict in any way the performance by the Executive of the Executive's duties, services and obligations under this Agreement, that the Executive has disclosed to the Bank all employment type agreements to which the Executive has been bound, including without limitation employment agreements, consulting agreements, non-compete agreements or covenants, confidentiality or non-disclosure agreements or covenants, and intellectual property assignment agreements, and that the Bank will not have any liability to any third party arising out of the Executive entering into this Agreement or performing hereunder.

15.Effect of Headings. The descriptive headings of the Sections and, where applicable, subsections, of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.

16.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which collectively will constitute one and the same instrument.

17.Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, the Bank, by its officer thereunder duly authorized, and the Executive, have caused this Non-Competition, Non-Solicitation and Non-Disclosure Agreement to be executed as of the day and year first above written.

FEDERAL HOME LOAN BANK OF INDIANAPOLIS	EXECUTIVE

By:__________________________________	____________________________________________
Its:__________________________________

By:__________________________________
Its:__________________________________